                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.     )

                      SECURITIES AND EXCHANGE COMMISSION
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   OCCUPATIONAL HEALTH + REHABILITATION INC
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:
   2) Aggregate number of securities to which transaction applies:
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
   4) Proposed maximum aggregate value of transaction:
   5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1)  Amount previously paid:
   2)  Form, Schedule or Registration Statement no.:
   3)  Filing Party:
   4)  Date Filed:

                    OCCUPATIONAL HEALTH + REHABILITATION INC
                           175 DERBY STREET, SUITE 36
                             HINGHAM, MA 02043-4058

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 23, 1998


To Our Stockholders:

   The 1998 Annual Meeting of Stockholders of Occupational Health + Rehabilitation Inc (the "Company") will be held at the Company's corporate offices located at 175 Derby Street, Suite 36, Hingham, Massachusetts 02043-4058 on July 23, 1998, at 9:00 A.M. (local time) for the following purposes:

1. To elect one director for a term to expire at the 2001 Annual Meeting of Stockholders;

2. To approve the Company's 1998 Stock Plan, which includes performance-based compensation objectives; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


Only stockholders of record at the close of business on June 11, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                              By order of the Board of Directors,

                              Richard P. Quinlan
                              Secretary


Dated:  June 29, 1998


WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                    OCCUPATIONAL HEALTH + REHABILITATION INC
                           175 DERBY STREET, SUITE 36
                             HINGHAM, MA 02043-4058

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 23, 1998

                           __________________________


   This Proxy Statement is furnished to the stockholders of Occupational Health + Rehabilitation Inc (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on July 23, 1998 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 1997 Annual Report to Stockholders are first being mailed or given to stockholders on or about June 29, 1998.

                                    PROXIES

   A stockholder giving a proxy may revoke it at any time before it is voted by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation, or by attending the Annual Meeting in person and casting a ballot. Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominee for director named herein and in favor of the other proposal set forth in the Notice of Annual Meeting.

   The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers or regular employees of the Company in person, by telephone or by other means. Such persons will not receive any additional compensation for such activities.

                               VOTING SECURITIES

   The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on June 11, 1998 (the "Record Date"). On the Record Date, there were 1,478,977 shares of Common Stock (the "Common Stock") and 1,416,667 shares of Series A Convertible Preferred Stock (the "Preferred Stock"), outstanding and entitled to vote. Each share of Common Stock and each share of Preferred Stock is entitled to one vote and, other than with respect to the election of one director, the Common Stock and the Preferred Stock shall vote together as a single class. A majority of such shares, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. A majority of the shares of Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting for the purpose of electing a director as more fully described below. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. Votes will be tabulated at the Annual Meeting by one or more inspectors of election appointed by the Board of Directors.

                   PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP
                                 OF MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of Record Date by (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table on page 8 and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated.

                                                           SHARES               PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED (1)      OF CLASS
------------------------------------------------  ------------------------  ---------------
Cahill, Warnock Strategic Partners Fund, L.P. (2)........  679,042                31.5%
   One South Street, Suite 2150
   Baltimore, MD  21202
Prince Venture Partners III, L.P. (3)....................  400,045                27.0%
   10 South Wacker Drive
   Chicago, IL  60606
Partech International Entities (4).......................  283,333                16.1%
   50 California Street, Suite 3200
   San Francisco, CA  94111
Venrock Entities (5).....................................  246,784                15.0%
   30 Rockefeller Plaza, Room 5508
   New York, NY  10112
BancBoston Ventures, Inc. (6)............................  215,636                13.7%
   100 Federal Street
   Boston, MA  02110
The Venture Capital Fund of
New England III, L.P. (7)................................  182,303                11.8%
   160 Federal Street, 23rd Floor
   Boston, MA  02110
Asset Management Associates 1989, L.P. (8)...............  173,685                11.1%
   2275 East Bayshore Road
   Palo Alto, CA  94303
John C. Garbarino (9)....................................  131,196                 8.5%
   175 Derby Street, Suite 36
   Hingham, MA  02043
Lynne M. Rosen (10)......................................   33,318                 2.2%
Richard P. Quinlan (11)..................................   11,250                   *
H. Nicholas Kirby (11)...................................    8,341                   *
Kevin J. Dougherty (12)..................................    1,200                   *
Angus M. Duthie (13).....................................    1,200                   *
Edward L. Cahill (14)....................................    1,200                   *
Donald W. Hughes.........................................        -                   *
All directors and executive officers as a group..........  187,705                11.8%
(8 persons) (15)

_________________________
* Less than 1%

(1) Each of the stockholders who is a party to a certain Stockholders' Agreement (the "Stockholders' Agreement") dated as of November 6, 1996 by and among the Company and certain of its stockholders may be deemed to share voting power with respect to, and may be deemed to beneficially own, all of the shares of the Preferred Stock and Common Stock subject to the Stockholders' Agreement. Such stockholders disclaim such beneficial ownership.

(2) Consists of 679,042 shares of Common Stock issuable upon conversion of shares of Preferred Stock. Edward L. Cahill, a director of the Company, is a General Partner of Cahill, Warnock Strategic Partners, L.P., the General Partner of Cahill, Warnock Strategic Partners Fund, L.P. David L. Warnock is also a General Partner of Cahill, Warnock Strategic Partners, L.P. The General Partners of Cahill, Warnock Strategic Partners, L.P. share voting and investment power with respect to the shares held by Cahill, Warnock Strategic Partners Fund, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Cahill, Warnock Strategic Partners, L.P. disclaims beneficial ownership of the shares held by Cahill, Warnock Strategic Partners Fund, L.P.

(3) Angus M. Duthie, a director of the Company, is a General Partner of Prince Ventures, L.P., the General Partner of Prince Venture Partners III, L.P. James W. Fordyce, Mark J. Gabrielson and Gregory F. Zaic are also General Partners of Prince Ventures, L.P. The General Partners of Prince Ventures, L.P. share voting and investment power with respect to the shares held by Prince Venture Partners III, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Prince Ventures, L.P. disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P.

(4) Consists of 86,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Axa U.S. Growth Fund, LLC (the "Axa Conversion Shares"), 173,334 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by U.S. Growth Fund Partners, C.V. (the "GFP Conversion Shares"), 16,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Double Black Diamond II, LLC (the "DBD Conversion Shares") and 6,665 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Almanori Limited (the "Almanori Conversion Shares"). As the investment managing member of Axa U.S. Growth Fund, LLC, PAX V, LLC may be deemed to beneficially own the Axa Conversion Shares. Based on a Schedule 13G dated February 10, 1998, AXA-UAP may also be deemed to beneficially own the AXA Conversion Shares. As the investment general partner of U.S. Growth Fund Partners, C.V., PAR V V.O.F. may be deemed to beneficially own the GFP Conversion Shares. As non-managing members of PAX V, LLC and general partners of PAR V V.O.F., David Sherry and Glenn Solomon may be deemed to beneficially own the Axa Conversion Shares and the GFP Conversion Shares. As a managing member of PAX V, LLC and PAR V V.O.F., PAR SF, LLC may be deemed to beneficially own the Axa Conversion Shares and the GFP Conversion Shares. As a managing member of PAR SF, LLC and Double Black Diamond II, LLC, Vincent Worms may be deemed to beneficially own the Axa Conversion Shares, the GFP Conversion Shares and the DBD Conversion Shares. As a managing member of PAR SF, LLC and Double Black Diamond II, LLC, Thomas McKinley may be deemed to beneficially own the Axa Conversion Shares, the GFP Conversion Shares and the DBD Conversion Shares. As a non-managing member of PAX V, LLC, Scott Matson may be deemed to beneficially own the Axa Conversion Shares. Each of PAX V, LLC, PAR SF, LLC, Vincent Worms, Thomas McKinley, Scott Matson, David Sherry and Glenn Solomon disclaims beneficial ownership of the Axa Conversion Shares, except to the extent of their respective proportionate pecuniary interests therein. Each of PAR V V.O.F., PAR SF, LLC, Vincent Worms, Thomas McKinley, David Sherry and Glenn Solomon disclaims beneficial ownership of the GFP Conversion Shares, except to the extent of their respective proportionate pecuniary interests therein. Each of Vincent Worms and Thomas McKinley disclaims beneficial ownership of the DBD Conversion Shares, except to the extent of their respective proportionate pecuniary interests therein.

(5) Consists of 55,316 shares of Common Stock and 66,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Venrock Associates and 24,801 shares of Common Stock and 100,000 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Venrock Associates II, L.P. Patrick F. Latterell, Peter O. Crisp, Ted H. McCourtney, Anthony B. Evnin, David R. Hathaway, Anthony Sun, Kimberley A. Rummelsberg, Ray A. Rothrock and Mark W. Bailey are General Partners of Venrock Associates and of Venrock Associates II, L.P. The General Partners of

     Venrock Associates and of Venrock Associates II, L.P. share voting and investment power with respect to the shares held by Venrock Associates and by Venrock Associates II, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of Venrock Associates and Venrock Associates II, L.P. disclaims beneficial ownership of the shares held by Venrock Associates and Venrock Associates II, L.P.

(6) Includes 100,000 shares of Common Stock issuable upon conversion of shares of Preferred Stock.

(7) Includes 66,667 shares of Common Stock issuable upon conversion of shares of Preferred Stock. Kevin J. Dougherty, a director of the Company, is a General Partner of FH&Co. III, L.P., the General Partner of The Venture Capital Fund of New England III, L.P. Richard A. Farrell, Harry J. Healer, Jr. and William C. Mills III are also General Partners of FH&Co. III, L.P. The General Partners of FH&Co. III, L.P. share voting and investment power with respect to the shares held by The Venture Capital Fund of New England III, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of FH&Co. III, L.P. disclaims beneficial ownership of the shares held by The Venture Capital Fund of New England III, L.P.

(8) Includes 83,333 shares of Common Stock issuable upon conversion of shares of Preferred Stock. Craig C. Taylor, Franklin P. Johnson Jr., John F. Shoch and W. Ferrell Sanders are General Partners of AMC Partners 89, L.P., the General Partner of Asset Management Associates 1989, L.P. The General Partners of AMC Partners 89, L.P. share voting and investment power with respect to the shares held by Asset Management Associates 1989, L.P. and may be deemed to be the beneficial owners of such shares. Each of the General Partners of AMC Partners 89, L.P. disclaims beneficial ownership of the shares held by Asset Management Associates 1989, L.P.

(9) Includes 72,460 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(10) Includes 16,537 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(11) Consists entirely of shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(12) Consists entirely of shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
     Mr. Dougherty disclaims any beneficial ownership in the shares held by The Venture Capital Fund of New England III, L.P. See Note 7.

(13) Consists entirely of shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Mr. Duthie disclaims any beneficial ownership in the shares held by Prince Venture Partners III, L.P. See Note 3.

(14) Consists entirely of shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Does not include 679,042 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Cahill, Warnock Strategic Partners Fund, L.P. (see Note 2) and 37,625 shares of Common Stock issuable upon conversion of shares of Preferred Stock held by Strategic Associates, L.P. Mr. Cahill is a Member of Cahill Warnock & Company, LLC, the General Partner of Strategic Associates, L.P. Mr. Cahill disclaims any beneficial ownership of the shares held by Cahill, Warnock Strategies Partners Fund, L.P. and Strategic Associates, L.P.

(15) Includes an aggregate of 112,188 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Does not include an aggregate of 575,681 shares of Common Stock and an aggregate of 783,334 shares of Common Stock issuable upon conversion of shares of Preferred Stock with respect to which certain directors disclaim beneficial ownership. See Notes 2, 3, 7, 12, 13 and 14.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on reports and other information submitted by the executive officers, directors and such beneficial owners, the Company believes that during the fiscal year ended December 31, 1997, all such reports were timely filed except a Form 3 was filed late with respect to Donald W. Hughes appointment to the Board of Directors.

                            1.  ELECTION OF DIRECTOR

   The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with each class having a three-year term. The Board of Directors, pursuant to the Company's Restated Certificate of Incorporation, has fixed the number of directorships at seven. Pursuant to the terms of the Preferred Stock, the holders of such stock, voting as a single class, are entitled to elect two of such directors. Pursuant to the terms of the Stockholders' Agreement, certain of the Company's stockholders have agreed to vote all of their shares of Preferred Stock and Common Stock to elect certain nominees to the Company's Board of Directors. The Stockholders' Agreement provides that such nominees are to be determined as follows: (a) the Chief Executive Officer of the Company (currently, John C. Garbarino); (b) a person designated by the Telor Principal Stockholders, as defined in the Stockholders' Agreement (currently, Angus M. Duthie); (c) a person designated by the OH+R Principal Stockholders, as defined in the Stockholders' Agreement (currently, Kevin J. Dougherty); (d) two persons designated by Cahill, Warnock Strategic Partners Fund, L.P. (currently, Edward
L. Cahill and Donald W. Hughes); and (e) two persons unaffiliated with the management of the Company and mutually agreeable to all of the other directors.

   At the Annual Meeting, one director will be elected. The Board of Directors has nominated Kevin J. Dougherty to serve until the 2001 Annual Meeting of Stockholders of the Company as the director designated by the OH+R Principal Stockholders under the Stockholders' Agreement. If elected, Mr. Dougherty shall continue in office until a successor has been elected and qualified. Mr. Dougherty is currently a director of the Company. Mr. Dougherty has indicated a willingness to serve as a director, but if for any reason he should be unavailable to serve as a director at the time of the Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his stead. Two directorships are currently vacant. The Board of Directors is searching for qualified candidates to fill these vacancies.

   If a quorum of the holders of Common Stock is present at the Annual Meeting, the election of Mr. Dougherty as a director will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of a director will be included in determining the presence of such quorum but will not be included in determining whether the nominee has received the vote of such plurality.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  STOCKHOLDERS  VOTE  FOR  SUCH
                                                                      ---
NOMINEE.

   The following sets forth certain information regarding the nominee named above and the other directors of the Company whose terms will continue after the Annual Meeting.

NOMINEE FOR THREE-YEAR TERM EXPIRING 2001

   KEVIN J. DOUGHERTY, age 51, has served as a director of the Company since the merger of Occupational Health + Rehabilitation Inc ("OH+R") with and into the Company (then known as Telor Ophthalmic Pharmaceuticals, Inc. ("Telor")) (the "Merger") in June 1996 and previously served as a director of OH+R from July 1993 to the Merger. Mr. Dougherty is currently a General Partner of The Venture Capital Fund of New England, a venture capital firm he joined in April 1986. Previously, he participated in the venture capital industry as Vice President of 3i Capital Corporation from 1985 to 1986, and as Vice President of Massachusetts Capital Resource Company from 1981 to 1985. Prior to that, Mr. Dougherty served as a commercial banker at Bankers

Trust Company and the First National Bank of Boston. He currently serves on the board of directors of Inspectron Corporation.

CONTINUING DIRECTORS

Terms Expiring 1999:

   JOHN C. GARBARINO, age 45, a founder of OH+R, has served as President, Chief Executive Officer and a director of the Company since the Merger and previously served as the President and Chief Executive Officer of OH+R from its formation in July 1992 to the Merger. From February 1991 through June 1992, Mr. Garbarino served as President and Chief Executive Officer of Occupational Orthopaedic Systems, Inc., a management company that operated Occupational Orthopaedic Center, Inc., a company which was the initial acquisition of OH+R. From 1985 to January 1991, Mr. Garbarino was associated in various capacities with Foster Management Company ("Foster"), a private investment company specializing in developing businesses to consolidate fragmented industries. In his association with Foster, Mr. Garbarino was a general partner and consultant and held various senior executive positions (including Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) in Chartwell Group Ltd., a Foster portfolio company organized to consolidate through acquisitions the highly fragmented premium priced segment of the interior furnishings industry. Previously, Mr. Garbarino participated in the venture capital industry as a founder and general partner of Fairfield Venture Partners, L.P. and as vice president and treasurer of Business Development Services, Inc., a venture capital subsidiary of General Electric Company. Mr. Garbarino is a C.P.A. and previously worked at Ernst & Whinney (a predecessor to Ernst & Young LLP).

   ANGUS M. DUTHIE, age 58, has served as a director of the Company since the Merger and previously served as a director of OH+R from June 1992 to the Merger. Mr. Duthie is currently a General Partner of Prince Ventures, L.P., a venture capital firm he co-founded in 1978. Mr. Duthie has over 28 years of experience involving portfolio management. He currently serves on the board of directors of KENETECH, Inc.

Terms Expiring in 2000:

   EDWARD L. CAHILL, age 45, has served as a director of the Company since November 1996. Mr. Cahill is a founding partner of Cahill, Warnock & Company, LLC ("Cahill, Warnock"), an asset management firm established to invest in small public companies. Prior to founding Cahill, Warnock in July 1995, Mr. Cahill had been a Managing Director at Alex. Brown & Sons Incorporated where, from 1986 through 1995, he headed the firm's Health Care Investment Banking Group. Mr. Cahill is also a director of GENEMEDICINE, INC., Jay Jacobs, Inc. and Md/Bio.

   DONALD W. HUGHES, age 47, has served as a director of the Company since December 1997. Mr. Hughes has been the Vice President and Chief Financial Officer of Cahill, Warnock since February 1997. From December 1995 to February 1997, Mr. Hughes served as Vice President, Chief Financial Officer and Secretary of Capstone Pharmacy Services, Inc. (Nasdaq: DOSE) and served as Executive Vice President and Chief Financial Officer of Broventure Company, Inc., a closely-held investment management company, from July 1984 to November 1995.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

   The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee.

   The Audit Committee is currently comprised of Kevin J. Dougherty, Angus M. Duthie and Donald W. Hughes. The Audit Committee oversees the Company's system of internal accounting controls, recommends to the Board of Directors the appointment of a firm of independent certified auditors to conduct the annual audit of the Company's financial statements, reviews the scope of the audit, reviews reports from the independent certified auditors, and makes such recommendations to the Board of Directors in connection with the annual audit as it deems appropriate. The Audit Committee met once during 1997.

   The Compensation Committee is currently comprised of Edward L. Cahill and Angus M. Duthie. The Compensation Committee reviews the compensation of officers of the Company and the Company's compensation policies and practices. The Compensation Committee also administers the 1988, 1993 and 1996 Stock Plans, including recommending the grant of stock options thereunder. The Compensation Committee met three times during 1997.

   The Board of Directors held six meetings during 1997. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

DIRECTORS' COMPENSATION

   The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof but are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and any committee thereof. Pursuant to the Company's 1993 Stock Plan (subject to the availability of shares thereunder), each director who is not an employee of the Company is granted on the date of his or her election a non-qualified stock option to purchase 1,200 shares of Common Stock. The exercise price for shares under each stock option is the fair market value of the Common Stock on the date of grant. Such options vest ratably over three years on each of the first three anniversary dates of the grant date and are exercisable for a period of ten years. In addition, pursuant to the Company's 1993 Stock Plan (subject to the availability of shares thereunder), at each annual meeting of stockholders or special meeting in lieu thereof, each director who is not an employee of the Company and who has been in the continued and uninterrupted service of the Company as a director for at least the last six months is granted a non-qualified stock option to purchase 800 shares of Common Stock. The exercise price for each such stock option is the fair market value of the Common Stock on the date of grant. Such options have a term of ten years and become immediately exercisable in full as of the date of the next annual meeting of stockholders (or special meeting in lieu thereof) following the annual meeting (or special meeting in lieu thereof) at which the option was granted, whether or not such director is re-elected at that meeting, provided that such director has been in the continued and uninterrupted service of the Company as a director from the date of that grant through the day prior to the subsequent annual meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

   The following table sets forth certain information regarding the compensation paid by the Company for the years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer and the only other executive officers whose salary and bonus exceeded $100,000 in 1997 (together, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                      Compensation
                                                                   ------------------
                                                                         Awards
                                                                   ------------------
                                             Annual Compensation       SECURITIES
                                            ---------------------      UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR  Salary ($)  BONUS ($)      OPTIONS (#)      COMPENSATION ($)(1)
------------------------------------  ----  ----------  --------    -------------       ---------------------
John C. Garbarino...................  1997     180,000         -                -                6,170
  President, Chief Executive          1996     174,088    25,000          128,319                3,670
  Officer and Director                1995     152,191         -                -                3,305

Richard P. Quinlan (2)..............  1997     140,000         -                -                7,674
  Chief Financial Officer,            1996      19,923         -           45,000                  936
  Treasurer, Secretary and            1995           -         -                -                    -
  General Counsel

Lynne M. Rosen......................  1997     108,654         -                -                2,915
  Sr. Vice President, Planning        1996      99,115         -           27,080                1,938
  and Development                     1995      89,615         -                -                1,855

__________
(1) Includes the Company's contribution under the Company's 401(k) plan and car allowances, and in the case of Mr. Garbarino, premiums paid for life insurance policies of which the Company is not the beneficiary.
(2) Mr. Quinlan joined the Company in November 1996.

OPTION GRANTS

 No option grants were issued to the Named Executive officers in 1997.

OPTION EXERCISES AND YEAR-END VALUES

   The following table sets forth information concerning option holdings as of December 31, 1997 with respect to the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                        SHARES                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                       ACQUIRED                          UNDERLYING UNEXERCISED           IN-THE MONEY OPTIONS
                          ON             VALUE           OPTIONS AT FY-END (#)              AT FY-END ($)(1)
                                                     -----------------------------    ---------------------------
       NAME           EXERCISE(#)     REALIZED($)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------  --------------   ------------     ------------   -------------    -----------    --------------

John C. Garbarino         -                -             72,460          82,080         42,084            -

Richard P. Quinlan        -                -             11,250          33,750              -            -

Lynne M. Rosen            -                -             16,537          15,000          7,153            -

__________
(1) Based on the fair market value of the Company's Common Stock as of December 31, 1997 ($3.375) minus the exercise price of the options.


EMPLOYMENT AGREEMENT

   John C. Garbarino has an employment agreement with the Company dated June 6, 1996. The term of the agreement is two years from such date and renews automatically for successive one-year periods until terminated. The agreement provides for an annual salary of $180,000, subject to increase on an annual basis in the discretion of the Board of Directors, and bonus as may be determined by the Compensation Committee of the Board of Directors.
Mr. Garbarino is subject to a covenant not to compete with the Company for six months after the termination of his employment. If the Company terminates the agreement without "cause" (as defined in the agreement), or if Mr. Garbarino becomes incapacitated, or if Mr. Garbarino resigns from the Company for "just cause" (as defined in the agreement), then the Company shall be obligated to pay to Mr. Garbarino six months' base salary in consideration of his covenant not to compete.

COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors (the "Committee") is composed of two Directors, Edward L. Cahill and Angus M. Duthie, both of whom are non-employee and outside directors. the Committee is responsible for setting and monitoring the effectiveness of the compensation provided to senior management employees and executive officers of the Company and making recommendations concerning the same to the Company's Board of Directors.

Compensation Philosophy

   The Company's compensation philosophy is premised upon three basic goals: (1) to attract and retain qualified individuals who shall provide skills and leadership that will result in both short and long-term success for the Company;
(2) to reinforce strategic performance objectives through the use of incentive compensation programs; and (3) to create a mutuality of interest between executive officers and stockholders through compensation structures that create a direct link between executive compensation and stockholder return.

   The Company's compensation system has been designed to achieve these basic goals by providing three separate forms of compensation consisting of base salary, incentive-based cash compensation and equity-based compensation in the form of stock option grants. in determining the levels of each of these aspects of compensation, the Committee reviews available public data published by its competitors and information gathered by the Company through conversations with consultants in the executive recruiting industry. through this process, the Committee attempts to create a survey that it believes is indicative of the Company's industry competitors after giving due regard to the relative sizes of other companies in the occupational healthcare industry.

Base Salary

   Base salary levels for the Company's executive officers and senior management are competitively set relative to the Committee's survey results after taking into account each executive's areas and level of responsibility, the individual's historical performance, compensation, tenure with the Company and the recommendations of such individual's superiors. Base salary increases are generally modest and consistent with increases in the Consumer Price Index. If, however, the Committee believes that the future needs of the Company warrant it, the Committee may prudently increase base salaries above relative ranges within the Company or above local competitors in order to ward off any potential departures by personnel to competitors that the Committee believes would have an adverse consequence to the Company.

Incentive Compensation

   Executive officers and senior management may be awarded discretionary cash bonuses based on the Committee's assessment of the Company's performance in the preceding fiscal year as determined by reference to, among other factors, qualitative and quantitative performance measures and the individual's region or center performance against its fiscal year budget. Cash bonuses are not determined by a formula but are determined on an individual basis pursuant to the basic premise of fairly compensating individuals of relatively similar value within the Company.

   Incentive compensation, in the opinion of the Committee, is an excellent means by which it can reward and motivate short-term performance by its executive officers and senior managers, which in the opinion of the Committee will enhance the Company's value. The Committee believes that this mechanism is particularly successful with senior management personnel who may have relatively lower base salaries as a percentage of overall compensation but have direct supervision and management responsibilities over the Company's operating regions or centers so that their activities can have an immediate impact on such region's or center's financial performance.

Equity-Based Compensation

   The Committee believes that in order to enhance long-term stockholder value it must provide incentives that provide both short-term and long-term results. Since the Company is still in a relatively early stage of development, the Committee believes that its executive officers and senior management have a tremendous opportunity to develop and obtain significant rewards by enhancing the Company's long-term market value. Thus, a prime objective of the Company's stock plans is to align the interests of executive officers and senior managers with stockholders by enabling such officers and managers to develop and maintain long-term stock ownership positions in the Company's Common Stock thereby creating a strong and direct link between executive pay and stockholder return.

   Options are typically granted annually. Individual grant sizes are determined based on a variety of factors, which primarily include practices for similar positions in the occupational healthcare industry, the Company's and individual's overall performance, and finally such individual's relative level of authority and responsibility within the Company. Before actually determining individual grants, however, the Committee establishes distinct levels of options pursuant to which a specific number of options are granted to each individual assigned to such level. Then, upon weighing an individual's performance against the foregoing factors, each executive officer and senior manager is assigned to one of the established levels. At the discretion of the Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions, or serve as special retention incentives for employees with significant future potential.

Chief Executive Officer Compensation

   During 1997, the Company's most highly compensated executive officer was its Chief Executive Officer, John C. Garbarino. Mr. Garbarino is a party to an employment agreement described above but otherwise participates in the same executive compensation program provided to other executive officers and senior management of the Company as described above. In 1997, Mr. Garbarino received a base salary of $180,000, which included a 3% increase over his base salary in 1996.

Conclusion

   The Committee believes that its methodology and actual compensation provided for fiscal 1997 was appropriate and will ensure that the Company's executive officers and senior managers will continue to be motivated to act in a manner that will enhance the long-term interests of the Company and its stockholders.

                              Submitted by,

                              Edward L. Cahill
                              Angus M. Duthie

STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's Common Stock with the return on the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Health Services Index. The measurement assumes a $100 investment as of June 6, 1996 (the date of the Merger) with all dividends reinvested. Index comparisons begin as of May 31, 1996. The data presented are on a semi-annual basis from the time of the Merger (or May 31, 1996 for index comparisons) to the end of fiscal 1997.


                           [STOCK PERFORMANCE GRAPH APPEARS HERE]


                                  Nasdaq Stock           Nasdaq Health
                    OH+R          Market (US)            Services Index
                    ----          -----------            --------------
6/6/96              $100             $100                     $100

6/30/96              129               95                       95

12/31/96             196              104                       83

6/30/97              114              116                       87

12/31/97              96              127                       85


                              2.  1998 STOCK PLAN

   The Board of Directors has unanimously adopted and recommended that the stockholders consider and approve the Company's 1998 Stock Plan (the "1998 Stock Plan"), under which an aggregate of 150,000 shares will be reserved for issuance. The 1998 Stock Plan must be approved by the Company's stockholders, otherwise the 1998 Stock Plan and any options granted pursuant thereto will be null and void. Such approval at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares with respect to voting on the 1998 Stock Plan will have the effect of a vote against the 1998 Stock Plan; broker non-votes with respect to voting on the 1998 Stock Plan will have no effect on the outcome of the vote.

   In November 1988, the Company adopted, and its stockholders approved, the 1988 Plan, which has been amended from time to time (the "1988 Stock Plan"). In March 1993, the Company adopted the 1993 Stock Plan, which was approved by the Company's stockholders in April 1993 and which has been amended from time to time (the "1993 Stock Plan"). In October 1996, the Company adopted the 1996 Stock Plan (the "1996 Stock Plan"). As of May 31, 1998, 3,948 shares of Common Stock had been issued pursuant to the exercise of options granted under the 1988, 1993 and 1996 Stock Plans, options to purchase 437,603 shares were outstanding under such plans and 100,803 shares were available for future grants under such plans. To assure that sufficient shares are available to provide stock-based incentives to those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company's future growth and continued success, the Board of Directors has adopted the 1998 Stock Plan. Regardless of stockholder action as to the 1998 Stock Plan, the Company may continue to grant awards under the 1988, 1993 and 1996 Stock Plans in accordance with their terms.

THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE 1998 STOCK PLAN IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1998 STOCK PLAN.
---

   The following constitutes a brief discussion of the material features of the 1998 Stock Plan and is qualified in its entirety by reference to the 1998 Stock Plan, the full text of which is attached hereto as Appendix A and is incorporated herein by reference. All stockholders of the Company are urged to read Appendix A in its entirety.

NATURE AND PURPOSE

   The stated purpose of the 1998 Stock Plan is to secure for the Company and any subsidiaries of the Company the benefits arising from capital stock ownership by those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company's future growth and continued success.

   The 1998 Stock Plan is designed to meet these objectives by granting stock incentive awards to those persons whose performance or potential contribution will benefit the Company. The 1998 Stock Plan empowers the Company to grant to employees (including officers), directors and consultants of the Company and its subsidiaries incentive and non-qualified stock options ("Options"), stock appreciation rights ("SARs") and restricted stock awards ("Awards") (collectively, the "Plan Benefits"). The 1998 Stock Plan also empowers the Company to grant to eligible individuals any combination of any or all of these Plan Benefits, subject to certain limitations, and to grant Plan Benefits intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

   Persons to whom grants of Plan Benefits are made are sometimes referred to as "participants." References to "incentive stock options" are to incentive stock options within the meaning of Section 422 of the Code.

DURATION

   The 1998 Stock Plan provides that it will terminate upon the earlier of (i) the tenth anniversary of the date of approval of the 1998 Stock Plan by the Board of Directors, subject to approval by the stockholders of the Company, or
(ii) the date on which all shares available for issuance under the 1998 Stock Plan shall have been issued pursuant to Awards and the exercise or cancellation of Options and SARs granted thereunder. Plan Benefits outstanding on the termination date of the 1998 Stock Plan will continue to have full force and effect in accordance with the provisions of the instruments evidencing the Plan Benefits. Pursuant to the 1998 Stock Plan, the Board of Directors may modify, amend, terminate or suspend the 1998 Stock Plan from time to time or at any time without stockholder approval (except as otherwise required by law), including amending the 1998 Stock Plan to increase the number of shares of Common Stock subject to the 1998 Stock Plan. Any such modification, amendment, termination or suspension of the 1998 Stock Plan will not impair the rights of any person with respect to any Plan Benefit previously granted.

ADMINISTRATION

   The 1998 Stock Plan may be administered by the Board of Directors of the Company, or a Compensation Committee or other committee, appointed by the Board of Directors and consisting of at least two directors, whose construction and interpretation of the terms and provisions of the 1998 Stock Plan are final and conclusive. The Board of Directors has delegated many of its powers under the 1998 Stock Plan to the Company's Compensation Committee. Members of the Compensation Committee serve at the discretion of the Board of Directors. The Compensation Committee may grant Plan Benefits containing performance-based criteria to participants, recommend to the Board of Directors the grant of other Plan Benefits, issue shares upon exercise of Options and SARs, and may recommend to the Board of Directors the grant of other Awards, all as provided in the 1998 Stock Plan. The Compensation Committee has the authority, subject to the express provisions of the 1998 Stock Plan, to construe the 1998 Stock Plan and its related agreements, to prescribe, amend and rescind the rules and regulations relating to the 1998 Stock Plan, to determine the terms and provisions of the respective Plan Benefits agreements, which need not be identical, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the 1998 Stock Plan. The 1998 Stock Plan provides that if Plan Benefits are to be approved solely by a committee, the committee members must be "outside directors" as that term is used in the regulation related to Section 162(m) of the Code and "non-employee directors" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

SHARES SUBJECT TO THE 1998 STOCK PLAN

   The stock to be offered under the 1998 Stock Plan consists of shares of the Company's Common Stock. The last sale price for the Company's Common Stock as reported by the Nasdaq SmallCap Market on the Record Date was $4.875 per share. The maximum number of shares of Common Stock in respect of which Plan Benefits may be granted pursuant to the provisions of the 1998 Stock Plan may not exceed 150,000 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like). The shares may be either authorized and unissued shares, treasury shares or shares purchased on the open market. If the Company reacquires unvested shares issued pursuant to Awards under the 1998 Stock Plan, or if an Option or SAR expires or terminates without having been exercised in full, the reacquired or unexercised shares will be available for subsequent grant under the 1998 Stock Plan. Shares of Common Stock issued pursuant to the 1998 Stock Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Compensation Committee.

ELIGIBILITY

  All employees (including officers) of the Company or any of its subsidiaries are eligible to receive incentive stock options pursuant to the 1998 Stock Plan. All employees (including officers), directors and consultants of the Company or any of its subsidiaries are eligible to receive non-qualified options, SARs and Awards. All employees (including officers), directors and consultants of the Company or any of its subsidiaries are eligible to receive Plan Benefits containing performance-based criteria. As of May 31, 1998, approximately 300 persons were eligible to participate in the 1998 Stock Plan.

   The selection of participants in, and the nature and size of grants under, the 1998 Stock Plan are within the discretion of the Compensation Committee, subject to approval by the Board of Directors except in the case of Plan Benefits intended to qualify as performance-based compensation. However, under the 1998 Stock Plan, the maximum number of shares with respect to which Options or SARs may be granted to any employee shall be limited to 100,000 shares of Common Stock in any calendar year. The Board of Directors' designation of a participant in any year does not require the Board of Directors to designate such person to receive a grant in any other year. The Compensation Committee has granted Options under the 1998 Stock Plan to the persons or groups listed in the table below, subject to approval of the 1998 Stock Plan by the stockholders of the Company.

Consequently, such persons have a substantial interest in the approval of the 1998 Stock Plan since they would be directly benefited by such Options. The options have an exercise price of $3.00 per share (the fair market value of a share of the Company's Common Stock on the date of grant) and a ten-year term, vesting fully on December 31, 1998 if various performance goals are achieved.

                                                                          NUMBERS OF OPTIONS
                                                                          GRANTED SUBJECT TO
                           NAME AND POSITION                              STOCKHOLDER APPROVAL
------------------------------------------------------------------------  --------------------
John C. Garbarino, President, Chief Executive Officer
  and Director..........................................................         60,000

Richard P. Quinlan, Chief Financial Officer,
  Treasurer, Secretary and General Counsel..............................          5,000

Lynne M. Rosen, Senior Vice President,
  Planning and Development..............................................          5,000

H. Nicholas Kirby, Senior Vice President,
  Corporate Development.................................................          5,000

All current executive officers as a group...............................         75,000

All current directors who are not executive officers
  as a group............................................................              -

All current employees, including all current officers
  who are not executive officers, as a group............................         45,000

   If the 1998 Stock Plan is not approved by the stockholders, all such options listed above shall become null and void. If 1998 Stock Plan is approved, such approval would not limit the Company's right to award or pay other forms of compensation (including, but not limited to other stock-based awards) to the person or groups listed above if the Compensation Committee and/or the Board of Directors determine that the award or payment of such other forms of compensation is in the best interest of the Company.

   The 1998 Stock Plan permits the Compensation Committee to award Plan Benefits intended to qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee believes it is in the best interest of the Company to provide performance-based compensation that allows the Company to attract, retain and provide appropriate incentives for qualified and capable employees while also ensuring that the Company will continue to obtain tax deductions for performance-based compensation awarded to them and has granted the foregoing options to further such interests. Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their Chief Executive Officer, or any of their other four most highly compensated executive officers, unless such payments are "performance-based" in accordance with conditions specified in that law. One of those conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors for certain compensation awards or payments.
This condition will be satisfied if the stockholders approve the 1998 Stock Plan which sets forth the business criteria on which performance goals are based.
See "Performance Goals" below.

OPTIONS AND SARS

Options

   Options granted under the 1998 Stock Plan may be in the form of incentive stock options or non-qualified stock options. Options may be granted under the 1998 Stock Plan on such terms and conditions not inconsistent with the provisions of the 1998 Stock Plan and in such form as the Board of Directors may from time to time approve.

   The Option exercise price per share of Common Stock purchasable under an Option granted under the 1998 Stock Plan shall be determined by the Board of Directors at the time of grant. The exercise price of an incentive stock option, however, shall not be less than the fair market value of Common Stock on the date of grant or, in the case of an incentive stock option to be granted to a participant owning stock having more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price per share shall be not less than 110% of the fair market value of such stock on the date of grant. The exercise price of a non-qualified stock option shall not be less than 50% of the fair market value of Common Stock on the date of grant.

   The term of each Option granted under the 1998 Stock Plan shall be fixed by the Board of Directors; however, the term of any Option may not exceed ten years from the date of grant, except that the term of any incentive stock option granted to a participant owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not exceed five years.

  An Option granted under the 1998 Stock Plan shall be exercisable in equal annual installments over a four-year period or at such other time or times and subject to such conditions as the Board of Directors shall determine at the date of grant and as set forth in the instrument evidencing the Option. With respect to incentive stock options, the aggregate fair market value (determined as of the date of grant) of the number of shares with respect to which such incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000 or such other limit as may be established under Section 422 of the Code.

  An Option granted under the 1998 Stock Plan may be exercised as provided in the instrument evidencing the option; however, no partial exercise of the Option may be for less than ten shares. Payment of the exercise price may be made with cash, with shares of Common Stock or with a combination of cash and stock. The Compensation Committee may also permit participants to simultaneously exercise options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Compensation Committee, and to use the proceeds from such sale as payment of the purchase price. The Compensation Committee may, in its discretion, accelerate the date of exercise of any installments of any Options, provided that no acceleration will be made that would violate the annual vesting limitation contained in
Section 422(d) of the Code with respect to incentive stock options.

   No shares of Common Stock will be issued under the 1998 Stock Plan unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws or any applicable listing requirements of any national securities exchange on which the Common Stock is then listed. Any participant in the 1998 Stock Plan may be required to represent and agree in writing that the stock acquired by the participant is being acquired for investment.

Stock Appreciation Rights

   Under the 1998 Stock Plan, an SAR may be granted in tandem with, in addition to, or independent of any other grant. An SAR is the right to receive, without payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price of such share, multiplied by the number of shares as to which the SARs shall have been exercised. The Company will pay such amount to the holder in cash or in shares of Common Stock or a combination thereof, as the Compensation Committee may determine.

   An SAR may be exercised by a participant in accordance with procedures established by the Compensation Committee. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates.

Employment

  An Option or SAR shall terminate if the participant ceases to be employed by the Company or a subsidiary for any reason other than death, except that the participant may exercise within the three-month period following termination of employment any unexpired portion of an Option or SAR that was otherwise exercisable on the date of termination of employment. If a participant dies while an employee of the Company or a subsidiary, any Option or SAR granted to such participant may be exercised by the participant's personal representatives or heirs within six months of the participant's death to the extent that the participant could have exercised the Option or SAR on the date of his or her death.

Transferability

   No Option or SAR granted under the 1998 Stock Plan, and no right or interest therein, is assignable or transferable by a participant except by will or the laws of descent and distribution or, with respect to non-qualified stock options and SARs, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules promulgated thereunder, or to the extent the participant's agreement granting such non-qualified stock option or SAR provides otherwise.

AWARDS

   The Board of Directors may grant a participant an Award of shares of Common Stock, on such terms and conditions and subject to such restrictions as the Board of Directors may determine. Such restrictions may include restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the participant forfeit all or a portion of such shares to the Company upon termination of employment. Each participant receiving an Award may be required to enter into a stock restriction agreement with the Company agreeing to such restrictions. Shares issued pursuant to an Award are held by the participant as holder of record for all purposes, including voting and receipt of dividends.

Transferability

   Shares of Common Stock issued pursuant to an Award may not be sold, assigned, transferred or otherwise disposed of, except, subject to the terms of any stock restriction agreement, by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules promulgated thereunder, and may not be pledged or hypothecated as collateral for a loan, prior to the lapse of restrictions on such shares. Any attempt by the participant to dispose of or encumber the shares issued pursuant to an Award prior to the lapse of restrictions on such shares will cause the participant's interest in such shares to terminate.

Employment

   If prior to the lapse of the restrictions on the stock the participant ceases to be an employee of the Company or a subsidiary for any reason, all such shares which remain subject to restrictions shall be forfeited to the Company.

PERFORMANCE GOALS

   The Compensation Committee may require satisfaction of pre-established performance goals consisting of one or more business criteria, and a targeted performance level with respect to such criteria, as a condition of Plan Benefits being granted or becoming exercisable under the 1998 Stock Plan, or as a condition to accelerating the timing of such events. If so determined by the Compensation Committee in order to avoid the limitations of Section 162(m) of the Code, the business criteria used by the Compensation Committee in establishing performance goals applicable to Plan Benefits to participants, including the Chief Executive Officer and the four other most highly compensated executive officers, will be selected exclusively from among the following: (i) pre-tax income; (ii) operating profit; (iii) return to stockholders; (iv) return on equity, (v) earnings per share; (vi) revenues and revenue growth; (vii) cash flow; (viii) Company-created income (for example, income due to Company-initiated cost reductions or productivity improvements); (ix) stock price; and/or (x) strategic business criteria, consisting of one or more objectives based on region or center performance compared to budget, meeting specific revenue, market penetration, business expansion goals and cost targets, and goals relating to affiliations, joint ventures, acquisitions and divestitures as specified by the Compensation Committee. The maximum number of shares to be awarded under Plan Benefits to any single participant in a calendar year is 100,000.

CHANGE IN CONTROL

   The 1998 Stock Plan provided that in the event of a "Change in Control" (as defined in the 1998 Stock Plan) of the Company, subject to certain exceptions,
(i) vesting of Options and SARs shall accelerate such that (1) upon the Change in Control, the participant would be entitled to exercise his or her Options and/or SARs to the extent of 50% of the number of shares not otherwise exercisable at the time of the Change in control, (2) beginning six months after the Change in Control, the participant would be entitled to exercise his or her Options and/or SARs to the extent of an additional 25% of the number of shares not otherwise exercisable at the time of the Change in Control, and (3) beginning eighteen months after the Change in Control, the participant would be entitled to exercise his or her Options and/or SARs to the extent of an additional 25% of the number of shares not otherwise exercisable at the time of the Change in Control; and (ii) a participant who is an officer of the Company (including the controller) who is terminated other than for cause or who resigns because of a significant diminution of his or her duties and responsibilities, in either case within 180 days before a Change in Control or within eighteen months after a Change in Control and in conjunction with such Change in Control, shall be entitled to exercise his or her Option sand SARs to the extent of 100% of the number of shares covered thereby. For purposes of the 1998 Stock Plan, a Change in Control means (i) the acquisition by a third person of beneficial ownership of securities of the Company representing 25% or more of the total number of votes that may be cast for the election of directors of the Company, or (ii) as a result of, or in connection with any tender or exchange offer, merger, consolidation or other business combination, sale of assets or one or more contested elections, or any combination of the foregoing transactions, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company.

   The 1998 Stock Plan also provides that in the case of any tender or exchange offer, merger, consolidation or other business combination or sale of all or substantially all of the assets of the Company which does not constitute a Change in Control, or in the case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, will, as to outstanding Options, SARs and Awards, (1) make appropriate provision for the protection of any such outstanding Options, SARs and Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable or exercisable in respect of the shares of Common Stock, (2) upon written notice to the participants, provide that all unexercised Options and SARs must be exercised within a specified number of days of the date of such notice or such Options and SARs will be terminated, or (3) upon written notice to the participants, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Options, SARs and Awards held by each participant and unexercised as of that date for an amount and in the form determined pursuant to the 1998 Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

   Based on current provisions of the Code, and the existing regulations thereunder, certain anticipated federal income tax consequences with respect to the several types of grants are described below.

Grant of Options and SARs

   A participant will not recognize any taxable income at the time an Option or SAR is granted, and the Company will not be entitled to a federal income tax deduction at that time.

Incentive Stock Options

   No ordinary income will be recognized by a participant holding an incentive stock option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the participant holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the amount realized upon disposition of the shares and the aggregate option exercise price will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" (including the use of the shares to exercise subsequent options) within two years after the date of grant or within one year after the date of exercise, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option exercise price, and the Company will usually be entitled to a federal income tax deduction equal to such amount. In addition, the participant will have a taxable capital gain equal to the difference, if any, between: (i) the amount realized upon disposition of the shares, and (ii) the sum of the aggregate option exercise price plus the amount of ordinary income on which the participant was taxed.

Non-Qualified Stock Options

   Taxable ordinary income will be recognized by the participant at the time of exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option exercise price. The Company will usually be entitled to a corresponding federal income tax deduction. At the time of a subsequent sale of the shares, the participant will generally recognize a taxable capital gain or loss based upon the difference between the aggregate selling price of the shares and the aggregate fair market value of the shares at the time of exercise.

Stock Appreciation Rights

   Upon the exercise of an SAR, the participant will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock received, and the Company will usually be entitled to a corresponding federal income tax deduction. The participant's basis in any shares of Common Stock received will be equal to the amount of ordinary income upon which the participant was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Awards

   Unless a participant makes the election described below, a participant receiving a restricted Award will not recognize income, and the Company will not be allowed a deduction, at the time of grant of such Award, assuming no portion of the Award is vested at the time of grant. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of the dividends received, and the Company will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the fair market value of the shares on the date the restrictions are removed or lapse in excess of the amount, if any, paid by the participant will be ordinary income to the participant in the year in which such restrictions are removed or lapse, and such amount will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss recognized by the participant shall be equal to the difference between the amount realized on such disposition and the fair market value of the shares on the date the restrictions were removed or lapsed. Such amount will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. If the restrictions do not lapse and the shares are forfeited by the participant and thus returned to the Company, there will be no federal income tax consequences to either the participant or the Company. If permitted by the Compensation Committee, by properly filing an election pursuant to Section 83(b) of the Code with the Internal Revenue Service within 30 days after the date of grant (assuming that the date of grant is the date the participant acquires a beneficial interest in the Award), a participant's ordinary income and commencement of the holding period and the Company's deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the fair market value of the shares as of the date of grant. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income.

Special Rules

   To the extent a participant pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Common Stock owned by the participant, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same tax basis and holding period as the shares surrendered. The additional shares received upon such exercise shall have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. To preserve the Company's deductions with respect to the non-qualified options and SARs, the Board of Directors may be required to set the exercise or grant price for such non-qualified options and SARs at the fair market value of a share of Common Stock on the date of grant.

Withholding Taxes

   Withholding taxes must be paid by the participant at the time of exercise of any non-qualified stock option or SAR prior to the delivery of shares. In respect of Awards, withholding taxes must be paid by the participant when ordinary income to the participant is recognized for tax purposes.

Section 162(m)

   As discussed above, under Section 162(m) of the Code, the Company is not entitled to a federal income tax deduction for compensation in excess of $1 million paid in any year to its Chief Executive Officer and its four other most highly compensated executive officers, subject to certain exceptions. Compensation that qualifies as "performance-based" under Section 162(m) is exempt from this limitation. In addition to Options and SARs granted subject to the attainment of pre-established performance goals described above, Options and SARs granted under the 1998 Stock Plan at an exercise price that is not less than the fair market value of the Company's Common Stock on the date of grant are designed to satisfy the requirements for the performance-based exemption. However, Awards granted under the 1998 Stock Plan not subject to the attainment of performance goals would not qualify for the performance-based exemption under
Section 162(m).

General

   Because the tax consequences to a participant may vary depending upon the participant's individual situation, and because such tax consequences are subject to change due to changes in tax laws or regulations, each participant should consult his or her personal tax advisor regarding the federal, and any state, local or foreign, tax consequences to the participant.

                              INDEPENDENT AUDITORS

   The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP ("Ernst & Young") as independent certified auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. Ernst & Young served as the Company's independent certified auditors for the fiscal year ended December 31, 1997 and has reported on the Company's consolidated financial statements for such year. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

   On September 24, 1996, the Board of Directors of the Company, upon the recommendation of the Audit Committee, dismissed its prior independent accountants, Arthur Andersen LLP ("Arthur Andersen"), and appointed Ernst & Young as the independent public accountants to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 1996. This change in the Company's auditing firm was due to the Merger, effective June 6, 1996, of OH+R with Telor, with the Company being the surviving corporation. Prior to the Merger, Arthur Andersen served as independent accountants for Telor, and Ernst & Young served as independent accountants for OH+R. The Merger was accounted for as a "reverse acquisition" whereby OH+R was deemed to have acquired Telor for financial reporting purposes. Consistent with the reverse acquisition accounting treatment, historical financial statements for the Company for periods prior to the date of the Merger are those of OH+R. Because the financial statements of the Company are substantially the financial statements of OH+R, the Board of Directors of the Company considered it appropriate to engage Ernst & Young rather than Arthur Andersen as the Company's independent accountants.

   The reports of Arthur Andersen on the consolidated financial statements of Telor as of and for the years ended December 31, 1995 and 1994 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, nor during the same period of time or the subsequent interim periods through September 24, 1996 have there been any disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Furthermore, during the last two fiscal years of Telor and the subsequent interim periods through September 24, 1996, there were no "reportable events" as described in Paragraph 304(a)(1)(v) of Regulation S-K.

   During the years ended December 31, 1995 and 1994 and the subsequent interim periods through September 24, 1996, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction (whether completed or proposed) except as described below, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Paragraph 304(a)(1)(v) of Regulation S-K). In connection with the consummation of the Merger, OH+R consulted with Ernst & Young regarding the "reverse acquisition" treatment of the transaction. Compliance with the elements of that accounting treatment impacted the structure of the transaction for the Company. In addition, subsequent to the Merger, the Company consulted with Ernst & Young (i) to determine the appropriate financial statements to be filed as part of the Form 8-K/A reporting the Merger; (ii) to consider whether various proposed acquisitions required the filing of a Form 8-K; and (iii) to advise the Company on the relevant criteria for consolidation of subsidiaries resulting from proposed acquisitions for financial reporting purposes. Ernst & Young did not provide the Company with written reports related to these issues. The Company did not consult with Arthur Andersen regarding these issues.

   The Company previously reported these events on a Current Report on Form 8-K dated September 24, 1996.

                                 OTHER BUSINESS

   The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                        STOCKHOLDERS PROPOSALS FOR 1999

   Any proposal intended to be presented by a stockholder at the Company's 1999 Annual Meeting of Stockholders must comply with the procedures set forth in the Company's by-laws and must be presented to the Company within a reasonable time prior to the solicitation of proxies related to the meeting. Proposals should be addressed to Richard P. Quinlan, Occupational Health + Rehabilitation Inc, 175 Derby Street, Suite 36, Hingham, Massachusetts 02043-4058.

                                    By order of the Board of Directors,

                                    Richard P. Quinlan
Hingham, MA                         Secretary
June 29, 1998

                                  APPENDIX A
                                  ----------


                   OCCUPATIONAL HEALTH + REHABILITATION INC

                                1998 STOCK PLAN



SECTION 1.  PURPOSE
---------   -------

          The purpose of the 1998 Stock Plan (the "Plan") is to secure for Occupational Health + Rehabilitation Inc (the "Company"), its parent (if any) and any subsidiaries of the Company (collectively the "Related Companies") the benefits arising from capital stock ownership by those employees, directors, officers and consultants of the Company and any Related Companies who will be responsible for the Company's future growth and continued success.

          The Plan will provide a means whereby (a) employees of the Company and any Related Companies may purchase stock in the Company pursuant to options which qualify as "incentive stock options" ("Incentive Stock Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),
(b) directors, employees and consultants of the Company and any Related Companies may purchase stock in the Company pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Non-Qualified Option" or "Non-Qualified Options"); (c) directors, employees and consultants of the Company and any Related Companies may be awarded stock in the Company ("Awards"); and (d) directors, employees and consultants of the Company and any Related Companies may receive stock appreciation rights ("SARs"). Both Incentive Stock Options and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code. Options, Awards and SARs are referred to hereafter individually as a "Plan Benefit" and collectively as "Plan Benefits." Directors, employees and consultants of the Company and any Related Companies are referred to herein as "Participants."


SECTION 2.  ADMINISTRATION
---------   --------------

          2.1     BOARD OF DIRECTORS AND THE COMMITTEE.  The Plan will be
                  ------------------------------------
administered by the Board of Directors of the Company whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. Any director to whom a Plan Benefit is awarded shall be ineligible to vote upon his or her Plan Benefit, but Plan Benefits may be granted to any such director by a vote of the remainder of the directors, except as limited below. The Board of Directors may in its sole discretion grant Options, issue shares upon exercise of such Options, grant Awards and grant SARs all as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the Plan and its related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option, Award and SAR agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may delegate any or all of its powers under the Plan to a Compensation Committee or other Committee (the "Committee") appointed by the Board of Directors consisting of at least two members of the Board of Directors. If Plan Benefits are to be approved solely by a Committee, the members of the Committee shall at all times be: (i) "outside directors" as that term is defined in Treas. Reg. (S)1.162-27(e)(3) (or any successor regulation); and (ii) "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such terms are interpreted from time to time. If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to such Committee, unless the context otherwise requires.

          2.2     COMPLIANCE WITH SECTION 162(M) OF THE CODE.  Section 162(m) of
                  ------------------------------------------
the Code generally limits the tax deductibility to publicly held companies of compensation in excess of $1,000,000 paid to certain "covered employees" ("Covered Employees"). It is the Company's intention to preserve the deductibility of such compensation to the extent it is reasonably practicable and to the extent it is consistent with the Company's compensation objectives. For purposes of this Plan, Covered Employees of the Company shall be those employees of the Company described in Section 162(m)(3) of the Code.


SECTION 3.  ELIGIBILITY
---------   -----------

          3.1     INCENTIVE STOCK OPTIONS.  Participants who are employees shall
                  -----------------------
be eligible to receive Incentive Stock Options pursuant to the Plan; provided that no person shall be granted any Incentive Stock Option under the Plan who, at the time such Option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Related Companies, unless the requirements of Section 6.6(b) hereof are satisfied. In determining whether this 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply. Directors who are not regular employees are not eligible to receive Incentive Stock Options.

          3.2     NON-QUALIFIED OPTIONS, AWARDS AND SARS.  Non-Qualified
                  --------------------------------------
Options, Awards and SARs may be granted to any Participant.

          3.3     GENERALLY.  The Board of Directors may take into consideration
                  ---------
a Participant's individual circumstances in determining whether to grant an Incentive Stock Option, a Non-Qualified Option, an Award or an SAR. Granting of any Option, Award or SAR for any individual shall neither entitle that individual to, nor disqualify that individual from, participation in any other grant of Plan Benefits.


SECTION 4.  STOCK SUBJECT TO PLAN
---------   ---------------------

          Subject to adjustment as provided in Sections 10 and 11 hereof, the stock to be offered under the Plan shall consist of shares of the Company's Common Stock, $.001 par value, and the maximum number of shares which will be reserved for issuance, and in respect of which Plan Benefits may be granted pursuant to the provisions of the Plan, shall not exceed in the aggregate 150,000 shares. Such shares may be authorized and unissued shares, treasury shares or shares purchased on the open market. If an Option or SAR granted hereunder shall expire or terminate for any reason without having been exercised in full, or if the Company shall reacquire any unvested shares issued pursuant to Awards, the unpurchased shares subject thereto and any unvested shares so reacquired shall again be available for subsequent grants of Plan Benefits under the Plan. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.


SECTION 5.  GRANTING OF OPTIONS, SARS AND AWARDS
---------   ------------------------------------

          Plan Benefits may be granted under the Plan at any time after January 16, 1998 (the date of approval of the Plan by the Board of Directors), subject to approval of the Plan by the stockholders of the Company, and prior to January 16, 2008; provided, however, that nothing in the Plan shall be construed to obligate the Company to grant Plan Benefits to a Participant or anyone claiming under or through a Participant. The date of grant of Plan Benefits under the Plan will be the date specified by the Board of Directors at the time the Board of Directors grants such Plan Benefits; provided, however, that such date shall not be prior to the date on which the Board of

Directors takes such action. The Board of Directors shall have the right, with the consent of a Participant, to convert an Incentive Stock Option granted under the Plan to a Non-Qualified Option pursuant to Section 6.7. Plan Benefits may be granted alone or in addition to other grants under the Plan.


SECTION 6.  SPECIAL PROVISIONS APPLICABLE TO OPTIONS AND SARS
---------   -------------------------------------------------

            6.1   PURCHASE PRICE AND SHARES SUBJECT TO OPTIONS AND SARS.
                  -----------------------------------------------------

            (a) The purchase price per share of Common Stock deliverable upon the exercise of an Option shall be determined by the Board of Directors; provided, however, that (i) in the case of an Incentive Stock Option, the
     --------  -------
     exercise price shall not be less than 100% of the fair market value of such Common Stock on the day the Option is granted (except as modified in Section 6.6(b) hereof), and (ii) in the case of a Non-Qualified Option, the exercise price shall not be less than 50% of the fair market value on the day such Option is granted.

            (b) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options,
     (ii) shares of Common Stock of the Company owned by the Participant having a fair market value equal in amount to the exercise price of the Options being exercised, or (iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an Option shall be determined by the Board of Directors. The Board of Directors may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Board of Directors, and to use the proceeds from such sale as payment of the purchase price of such shares.

            (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted (the "Determination Date") and shall mean (i) the average (on the Determination Date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on the Determination Date) of the Common Stock on The Nasdaq Stock Market if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on the Determination Date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          (d) The maximum number of shares with respect to which Options or SARs may be granted to any employee, including any transactions contemplated by Treas. Reg. (S)1.162-27(e)(2)(vi), shall be limited to 100,000 shares in any calendar year.

          6.2     DURATION OF OPTIONS AND SARS.  Subject to Section 6.6(b)
                  ----------------------------
hereof, each Option and SAR and all rights thereunder shall be expressed to expire on such date as the Board of Directors may determine, but in no event later than ten years from the day on which the Option or SAR is granted and shall be subject to earlier termination as provided herein.

            6.3   EXERCISE OF OPTIONS AND SARS.
                  ----------------------------

            (a) Subject to Section 6.6(b) hereof, each Option and SAR granted under the Plan shall be exercisable at such time or times and during such period as shall be set forth in the instrument evidencing such Option or SAR, with vesting to occur in equal annual installations over a four-year period unless otherwise approved by the Board of Directors. To the extent that an Option or SAR is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than ten (10) full shares of Common Stock (or its equivalent).

            (b) The Board of Directors shall have the right to accelerate the date of exercise of any installments of any Option or SAR; provided that the Board of Directors shall not accelerate the exercise date of any installment of any Option granted to a Participant as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Section 6.7) if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code, which provides generally that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted to any Participant are exercisable for the first time by such Participant during any calendar year (under all plans of the Company and any Related Companies) shall not exceed $100,000.

            6.4   NONTRANSFERABILITY OF OPTIONS AND SARS.  No Option or SAR
                  --------------------------------------
granted under the Plan shall be assignable or transferable by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, with respect to Non-Qualified Options and SARs, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules promulgated thereunder or unless the Participant's non-qualified stock option agreement granting such options (the "Non-Qualified Stock Option Agreement") or the Participant's SAR agreement granting such SARs (the "SAR Agreement") provides otherwise. Unless otherwise provided by the Non-Qualified Stock Option Agreement or the SAR Agreement, as applicable, during the life of the Participant, the Option or SAR shall be exercisable only by him or her. If any Participant should attempt to dispose of or encumber his or her Options or SARs, other than in accordance with the applicable terms of a Non-Qualified Stock Option Agreement or SAR Agreement, his or her interest in such Options or SARs shall terminate.

            6.5   EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH ON OPTIONS AND
                  -----------------------------------------------------------
                  SARS.
                  ----

            (a) If a Participant ceases to be employed by the Company or a Related Company for any reason, including retirement but other than death, any Option or SAR granted to such Participant under the Plan shall immediately terminate; provided, however, that any portion of such Option
                            --------  -------
     or SAR which was otherwise exercisable on the date of termination of the Participant's employment may be exercised within the three-month period following the date on which the Participant ceased to be so employed, but in no event after the expiration of the exercise period. Any such exercise may be made only to the extent of the number of shares subject to the Option or SAR which were purchasable or exercisable on the date of such termination of employment. If the Participant dies during such three-month period, the Option or SAR shall be exercisable by the Participant's personal representatives, heirs or legatees to the same extent and during the same period that the Participant could have exercised the Option or SAR on the date of his or her death.

            (b) If the Participant dies while an employee of the Company or any Related Company, any Option or SAR granted to such Participant under the Plan shall be exercisable by the Participant's personal representatives, heirs or legatees, for the purchase of or exercise relative to that number of shares and to the same extent that the Participant could have exercised the Option or SAR on the date of his or her death. The Option or SAR or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the expiration of the exercise period.

          6.6     DESIGNATION OF INCENTIVE STOCK OPTIONS; LIMITATIONS.  Options
                  ---------------------------------------------------
granted under the Plan which are intended to be Incentive Stock Options qualifying under Section 422 of the Code shall be designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

            (a) Dollar Limitation.  The aggregate fair market value (determined
                -----------------
     at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year by any person under the Plan (and all other incentive stock option plans of the Company and any Related Companies) shall not exceed $100,000. In the event that Section 422(d)(1) of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this Section 6.6(a), the limitation of this Section 6.6(a) shall be automatically adjusted accordingly.

            (b) 10% Stockholder.  If any Participant to whom an Incentive Stock
                ---------------
     Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Companies, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

            (ii) The option exercise period shall not exceed five years from the date of grant.

     In determining whether the 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

            (c) Except as modified by the preceding provisions of this Section 6.6, all of the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

          6.7     CONVERSION OF INCENTIVE STOCK OPTIONS INTO NON-QUALIFIED
                  --------------------------------------------------------
OPTIONS;  TERMINATION OF INCENTIVE STOCK OPTIONS.  The Board of Directors, at
--------  --------------------------------------
the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an employee of the Company or a Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board of Directors (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

          6.8     STOCK APPRECIATION RIGHTS.  An SAR is the right to receive,
                  -------------------------
without payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price, which amount will be multiplied by the number of shares with respect to which the SARs shall have been exercised. The grant of SARs under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Board of Directors shall deem desirable:

          (a) Grant.  SARs may be granted in tandem with, in addition to or
              -----
completely independent of any Plan Benefit.

          (b) Grant Price.  The grant price of an SAR may be the fair market
              -----------
value of a share of Common Stock on the date of grant or such other price as the Board of Directors may determine.

          (c) Exercise.  An SAR may be exercised by a Participant in accordance
              --------
with procedures established by the Board of Directors or as otherwise provided in any agreement evidencing any SARs. The Board of Directors may provide that an SAR shall be automatically exercised on one or more specified dates.

          (d) Form of Payment.  Payment upon exercise of an SAR may be made in
              ---------------
cash, in shares of Common Stock or any combination thereof, as the Board of Directors shall determine, provided, however, that any SAR exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 11(a) hereof) shall be paid in cash.

          (e) Fair Market Value.  Fair market value shall be determined in
              -----------------
accordance with Section 6.1(c) with the "Determination Date" being determined by reference to the date of grant or the date of exercise of an SAR, as applicable.

          6.9     RIGHTS AS A STOCKHOLDER.  The holder of an Option or SAR shall
                  -----------------------
have no rights as a stockholder with respect to any shares covered by the Option or SAR until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          6.10    SPECIAL PROVISIONS APPLICABLE TO NON-QUALIFIED OPTIONS AND
                  ----------------------------------------------------------
SARS GRANTED TO COVERED EMPLOYEES.  In order for the full value of Non-Qualified
---------------------------------
Options or SARs granted to Covered Employees other than Non-Qualified Options or SARs granted pursuant to Section 8 hereof, to be deductible by the Company for federal income tax purposes, the Company may intend for such Non-Qualified Options or SARs to be treated as "qualified performance-based compensation" as described in Treas. Reg. (S)1.162-27(e) (or any successor regulation). In such case, Non-Qualified Options or SARs granted to Covered Employees shall be subject to the following additional requirements:

            (a) such options and rights shall be granted only by the Committee; and

            (b) the exercise price of such Options and the grant price of such SARs granted shall in no event be less than the fair market value of the Common Stock as of the date of grant of such Options or SARs.


SECTION 7.  SPECIAL PROVISIONS APPLICABLE TO AWARDS
---------   ---------------------------------------

          7.1     GRANTS OF AWARDS.  The Board of Directors may grant a
                  ----------------
Participant an Award subject to such terms and conditions as the Board of Directors deems appropriate, including, without limitation, restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit all or a portion of such shares back to the Company upon termination of employment.

            7.2   CONDITIONS.  Approvals of Awards may be subject to the
                  ----------
following conditions:

            (a) Each Participant receiving an Award shall enter into an agreement (a "Stock Restriction Agreement") with the Company, if required by the Board of Directors, in a form specified by the Board of Directors agreeing to such terms and conditions of the Award as the Board of Directors deems appropriate.

            (b) Shares issued and transferred to a Participant pursuant to an Award may, if required by the Board of Directors, be deposited with the Treasurer or other officer of the Company designated by the Board of Directors to be held until the lapse of the restrictions upon such shares, and each Participant shall execute and deliver to the Company stock powers enabling the Company to exercise its rights hereunder.

            (c) Certificates for shares issued pursuant to an Award shall, if the Company shall deem it advisable, bear a legend to the effect that they are issued subject to specified restrictions.

            (d) Certificates representing the shares issued pursuant to an Award shall be registered in the name of the Participant and shall be owned by such Participant. Such Participant shall be the holder of record of such shares for all purposes, including voting and receipt of dividends paid with respect to such shares.

            (e) If required by the Board of Directors, no Participant receiving an Award shall make, in connection with such Award, the election permitted under Section 83(b) of the Code.

          7.3     NONTRANSFERABILITY.  Shares issued pursuant to an Award may
                  ------------------
not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except, subject to the provisions of such Participant's Stock Restriction Agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, prior to the lapse of restrictions on such shares, and any attempt at action in contravention of this Section shall be null and void. If any Participant should attempt to dispose of or encumber his or her shares issued pursuant to an Award prior to the lapse of the restrictions imposed on such shares, his or her interest in such shares shall terminate.

          7.4     EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH ON AWARDS.  If,
                  ------------------------------------------------------
prior to the lapse of restrictions applicable to Awards, the Participant ceases to be an employee of the Company or the Related Companies for any reason, Awards to such Participant, as to which restrictions have not lapsed, shall be forfeited to the Company, effective on the date of the Participant's termination of employment. The Board of Directors shall have the sole power to decide in each case to what extent leaves of absence shall be deemed a termination of employment.


SECTION 8.  PERFORMANCE OBJECTIVES
---------   ----------------------

          The Committee may, in its discretion, designate any Plan Benefit that is subject to the achievement of performance conditions as a performance-based Plan Benefit subject to this Section 8, in order to qualify such Plan Benefit as "qualified performance-based compensation" as described in Treas. Reg. (S)1.162-27(e) (or any successor regulation). The performance objectives for a Plan Benefit subject to this Section 8 shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 8. Such performance objectives shall be objective and shall otherwise meet the requirements of
Section 162(m)(4)(C) of the Code and regulations thereunder. Business criteria used by the Committee in establishing such performance objectives shall be selected exclusively from among the following:

            (1)   Pre-tax income;
            (2)   Operating profit;
            (3)   Return to stockholders;
            (4)   Return on equity;
            (5)   Earnings per share;
            (6)   Revenues and revenue growth;
            (7)   Cash flow
            (8) Company-created income (for example, income due to Company-initiated cost reductions or productivity improvements)
            (9)   Stock price; and/or
            (10) Strategic business criteria, consisting of one or more objectives based on region or center performance compared to budget, meeting specified revenue, market penetration, business expansion goals, cost targets, and goals relating to affiliations, joint ventures, acquisitions and divestitures.

          The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Plan Benefits shall be measured over such periods as the Committee may specify. Performance objectives may differ for such Plan Benefits to different Participants. The Committee shall specify the weighing to be given to each performance objective for purposes of determining the final amount payable with respect to any such Plan Benefit. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Plan Benefit subject to this Section 8, but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. Any Plan Benefit designated as performance-based pursuant to this
Section 8 shall be granted only by the Committee, and the Committee may not delegate any responsibility with respect to a Plan Benefit subject to this
Section 8.


SECTION 9.  REQUIREMENTS OF LAW
---------   -------------------

          9.1     VIOLATIONS OF LAW.  No shares shall be issued and delivered
                  -----------------
upon exercise of any Option or the making of any Award or the payment of any SAR unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Each Participant may, by accepting Plan Benefits, be required to represent and agree in writing, for himself or herself and for his or her transferees by will or the laws of descent and distribution, that the stock acquired by him, her or them is being acquired for investment. The requirement for any such representation may be waived at any time by the Board of Directors.

          9.2     COMPLIANCE WITH RULE 16b-3.  The intent of this Plan is to
                  ---------------------------
qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board of Directors and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.


SECTION 10.  RECAPITALIZATION
----------   ----------------

          In the event that dividends are payable in Common Stock of the Company or in the event there are splits, sub-divisions or combinations of shares of Common Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any Option previously granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price, and the number of shares to which granted SARs relate shall be increased or decreased proportionately, as the case may be, and the grant price of such SARs shall be decreased or increased proportionately, as the case may be.


SECTION 11.  CHANGE IN CONTROL AND REORGANIZATION
----------   ------------------------------------

            (a) For purposes of this Plan, a "Change in Control" shall mean (i) the acquisition by a third person, including a "person" as defined in
     Section 13(d)(3) of the Exchange Act, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of the directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger, consolidation or other business combination, sale of assets or one or more contested elections, or any combination of the foregoing transactions, the persons who were directors of the Company shall cease to constitute a majority of the Board of the Company. In the event of a Change in Control of the Company, except as the Board of Directors may expressly provide otherwise at the time of the Change in Control or in a Participant's agreement governing an Option, Award or SAR, (i) vesting of Options and SARs shall accelerate such that (1) upon the Change in Control, the Participant would be entitled to exercise his or her Options and/or SARs to the extent of 50% of the number of shares not otherwise exercisable at the time of the Change in Control, (2) beginning six months after the Change in Control, the Participant would be entitled to exercise his or her Options and/or SARs to the extent of an additional 25% of the number of shares not otherwise exercisable at the time of the Change in Control, and
     (3) beginning eighteen months after the Change in Control, the Participant would be entitled to exercise his or her Options and/or SARs to the extent of an additional 25% of the number of shares not otherwise exercisable at the time of the Change in Control; in each case, unless such Options and/or SARs would vest sooner pursuant to the terms of their original grant, in which case they shall vest at such earlier date, but in no event will Options or SARs vest prior to six months from the date of grant; and (ii) a Participant who is an officer of the Company (including the controller) who is terminated other than for cause or who resigns because of a significant diminution of his or her duties and responsibilities, in either case within 180 days before a Change in Control or within eighteen months after a Change in Control and in conjunction with such Change in Control, shall be entitled to exercise his or her Options and/or SARs to the extent of 100% of the number of shares covered thereby. For purposes of this Plan, "cause" shall mean (x) conviction of a felony, (y) commission of an act of fraud or embezzlement against the Company or the commission of any other action with the intent to injure the Company, and (z) material misconduct in the performance of the Participant's duties or any material neglect of his or her duties to the Company.

            (b) In the case of any tender or exchange offer, merger, consolidation or other business combination or sale of all or substantially all of the assets of the Company, which does not constitute a Change in Control, or in the case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Plan Benefits, (i) make appropriate provision for the protection of any such outstanding Plan Benefits by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company; provided only that the excess of the aggregate fair market value of the shares subject to the Plan Benefits immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Plan Benefits immediately before such substitution over the purchase price thereof, (ii) upon written notice to the Participants, provide that all unexercised Plan Benefits must be exercised within a specified number of days of the date of such notice or such Plan Benefits will be terminated, or (iii) upon written notice to the Participants, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Plan Benefits held by each Participant and unexercised as of that date at an amount equal to the aggregate fair market value on such date of the shares subject to the Plan Benefits held by such Participant over the aggregate purchase or grant price therefor, such amount to be paid in cash or, if stock of the merged, consolidated or otherwise reorganized corporation is issuable in respect of the shares of the Common Stock of the Company, then, in the discretion of the Board of Directors, in stock of such merged, consolidated or otherwise reorganized corporation equal in fair market value to the aforesaid amount. In any such case the Board of Directors shall, in good faith, determine fair market value and may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.



SECTION 12.  NO SPECIAL EMPLOYMENT RIGHTS
----------   ----------------------------

          Nothing contained in the Plan or in any Plan Benefit documentation shall confer upon any Participant receiving a grant of any Plan Benefit any right with respect to the continuation of his or her employment by the Company (or any Related Company) or interfere in any way with the right of the Company (or any Related Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Plan Benefit. Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Board of Directors, in accordance with any applicable laws.


SECTION 13.  AMENDMENT OF THE PLAN
----------   ---------------------

          The Board of Directors may at any time and from time to time suspend or terminate all or any portion of the Plan or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of any Plan Benefit, affect his or her rights under any Plan Benefit previously granted. With the consent of the affected Participant, the Board of Directors may amend outstanding agreements relating to any Plan Benefit in a manner not inconsistent with the Plan. The Board of Directors hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Options to the extent necessary to qualify any or all Options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, provided, however, that the consent of a Participant is required if such amendment or modification would cause unfavorable income tax treatment for such Participant.


SECTION 14.  WITHHOLDING
----------   -----------

          The Company's obligation to deliver shares of stock upon the exercise of any Option or SAR or the granting of an Award and to make payment upon exercise of any SAR shall be subject to the satisfaction by the Participant of all applicable federal, state and local income and employment tax withholding requirements.


SECTION 15.  EFFECTIVE DATE AND DURATION OF THE PLAN
----------   ---------------------------------------

          15.1    EFFECTIVE DATE.  The Plan shall become effective as of January
                  --------------
16, 1998 (the date of approval of the Plan by the Board of Directors), subject to approval of the Plan by the stockholders of the Company.

          15.2    DURATION.  Unless sooner terminated in accordance with Section
                  --------
13 hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the effective date or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to any Awards or the exercise or cancellation of Options and SARs granted hereunder. If the date of termination is determined under (i) above, then Plan Benefits outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Plan Benefits.


SECTION 16.  GOVERNING LAW
----------   -------------

            The Plan and all actions taken thereunder shall be governed by the laws of the State of Delaware.

                   OCCUPATIONAL HEALTH + REHABILITATION INC
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 23, 1998

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) John C. Garbarino and Richard P. Quinlan, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of capital stock of Occupational Health + Rehabilitation Inc (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices located at 175 Derby Street, Suite 36, Hingham, Massachusetts 02043-4058, on July 23, 1998 at 9:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to the Company a proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the meeting.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                      --------------------------
                                                                SEE REVERSE SIDE
                                                      --------------------------

 -----                                                               ---------
          Please mark
   X      votes as in
 _____    this sample


    The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2.

Proposal 1.  To elect director (only for holders of Common Stock)
             Nominee:   Kevin J. Dougherty


        FOR         WITHHELD

        ------       ------



        ------       ------


Proposal 2.   To approve the Company's 1998 Stock Plan, which includes
              performance-based compensation objectives and under which a total of 150,000 shares will be reserved for issuance.

        FOR         AGAINST     ABSTAIN

        ------      ------       ------


        ------      ------       ------



                                                                          ______
                            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
                                                                          ______

                            Sign as name appears on stock certificate. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by an authorized person.



Signature:                 Date       Signature:                  Date
          ----------------     ------           -----------------     ------